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                                                                    EXHIBIT 23.3

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
General Electric Company:

The Board of Directors
Martin Marietta Corporation:

     We consent to the incorporation by reference in this Registration Statement relating to the proposed combination of Martin Marietta Corporation and Lockheed Corporation on Form S-4 of Lockheed Martin Corporation of our report, dated February 3, 1993, relating to the consolidated financial statements of GE Aerospace Businesses as of December 31, 1992 and 1991 and for each of the years in the two-year period ended December 31, 1992, which report is incorporated by reference in the December 31, 1993 annual report on Form 10-K of Martin Marietta Corporation, which is incorporated herein by reference and to the references to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus which is referred to and made part of this Registration Statement.

                                                           KPMG PEAT MARWICK LLP

Harrisburg, Pennsylvania
February 3, 1995